UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 9, 2023

Stronghold Digital Mining, Inc.
(Exact Name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-40931	86-2759890
(Commission File Number)	(IRS Employer Identification No.)

595 Madison Avenue, 28th Floor New York, New York	10022
(Address of principal executive offices)	(Zip Code)

(845) 579-5992
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	SDIG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

As previously reported, on December 30, 2022, Stronghold Digital Mining, Inc. (the “Company”) entered into an exchange agreement (the “Exchange Agreement”) with the holders (the “Noteholders”) of the Company’s Amended and Restated 10% Notes (the “Notes”) whereby the Notes are to be exchanged for shares of a new series of convertible preferred stock (the “Series C Preferred Stock”) that, among other things, will convert into shares of the Company’s Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), or pre-funded warrants that may be exercised for shares of Class A Common Stock (“Pre-Funded Warrants”), at a conversion price of $0.40 per share.  The closing of the transactions contemplated by the Exchange Agreement is subject to certain conditions, including, among other things, the Company obtaining the required written consents of its stockholders approving (a) the adoption and filing of the certificate of designation designating the Series C Preferred Stock (the “Certificate of Designation”) with the Secretary of State for the State of Delaware and the issuance of the Series C Preferred Stock and (b) issuances of more than 20% of the Company’s outstanding shares of Class A Common Stock and Class V common stock, par value $0.0001 per share (the “Class V Common Stock” and, together with the Class A Common Stock, the “Common Stock”) upon conversion of the Series C Preferred Stock or the exercise of the Pre-Funded Warrants or certain other warrants held by the Noteholders, as required by The Nasdaq Stock Market LLC (“Nasdaq”) Listing Rules (the “Stock Issuance”).

On January 9, 2023, the holders of 26,057,600 shares of Class V Common Stock and 4,341,777 shares of Class A Common Stock, representing 52.62% of the Common Stock entitled to vote on such matters (the “Majority Stockholders”), took action by written consent and without a meeting pursuant to Delaware General Corporation Law Section 228 and the Company’s Second Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”).  The number of shares entitled to vote was determined by the total number of issued and outstanding shares of Class A Common Stock and Class V Common Stock, voting together as a single class pursuant to the Certificate of Incorporation.  The Majority Stockholders approved and adopted the following actions:

(1) the Stock Issuance in all respects, including (i) the adoption of and filing with the Secretary of State for the State of Delaware the Certificate of Designation and the subsequent issuance of the shares of Series C Preferred Stock pursuant to the terms of the Exchange Agreement and (ii) for purposes of Nasdaq Listing Rules 5635(b) and 5635(d), the issuance of the total number of shares of Class A Common Stock issuable upon conversion of the Series C Preferred Stock and the exercise of the Pre-Funded Warrants and upon exercise of certain other warrants held by the Noteholders issued in connection with the Notes; and

(2) (i) a reverse stock split of the issued and outstanding Common Stock by a ratio in a range from and including one-for-two (1:2) up to one-for-ten (1:10), (the “Range”) (with the Company’s board of directors (the “Board”) being authorized to determine the exact amount for such split within the Range, such ratio being the “Reverse Split Ratio”) (the “Reverse Stock Split”), (ii) the bestowal of authorization onto the Board to determine the exact Reverse Split Ratio within the Range, (iii) the form of amendment to the Certificate of Incorporation effecting the Reverse Stock Split (the “Certificate of Amendment”) and the consequent filing thereof with the Secretary of State for the State of Delaware at any time on or before June 30, 2023, and (iv) the right of the Board to abandon the Reverse Stock Split and not to file the Certificate of Amendment, if the Board, in its discretion, at any time determines that the Reverse Stock Split is no longer in the best interests of the Company or its stockholders.

Pursuant to rules adopted by the Securities and Exchange Commission under the Securities Exchange Act of 1934, a Schedule 14C information statement will be filed with the Securities and Exchange Commission and sent or provided to the stockholders of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRONGHOLD DIGITAL MINING, INC.

Date: January 13, 2023	By:	/s/ Gregory A. Beard
	Name:	Gregory A. Beard
	Title:	Chief Executive Officer and Co-Chairman